EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 1st day of April 1998 by and between Concord Growth Corporation (the "Corporation"), a California Corporation, and Matthew L. Carpenter (the "Executive").

                               R E C I T A L S:

     A. The parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between the Corporation and the Executive.

     B. The Board of Directors of the Corporation (or "Board") believes it is in the best interests of the Corporation to enter into this Agreement with the Executive in order to assure continuity of management of the Corporation, and has approved and authorized the execution by the Corporation of this Agreement.

     C. This Agreement shall replace in its entirety all that Employment Agreement dated January 21, 1997 between the parties.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises herein contained, the parties hereto agree as follows:

     1.   Executive's Title, Duty, Authority and Time Commitment.
          ------------------------------------------------------

          a.   Title.  The Executive's position and title with the Corporation
               -----
shall be that of Executive Vice President and Chief Operating Officer.

          b.   Duties and Authority.  The Executive's duties and authority shall
               --------------------
be consistent with those of an Executive Vice President and Chief Operating Officer. The Executive shall render such administrative and management services to the Corporation as are customarily performed by persons employed in the commercial finance industry in a similar executive capacity. In addition, the Executive shall perform such other duties as the Board, or its authorized representative, may from time to time require, provided such duties are reasonably consistent with the Executive's education, experience and background. Performance evaluations shall be conducted by or under the direction of the Board and reviewed with the Executive annually.

          c.   Time Commitment.  During the "Term of this Agreement", as defined
               ---------------
in Section 5 of this Agreement, unless the Executive has obtained the prior written consent of the Board, or its authorized representative,

               (1) The Executive shall devote substantially all of his productive time and services to the performance of duties called for in this Agreement during normal business hours, but is authorized to engage in such trade association and related activities during normal business hours which, in his judgment, with the concurrence of his immediate supervisor, are in the business interests of the Corporation; and

               (2) The Executive shall not render personal services to any other person or entity for compensation, either as an Executive, consultant, director or officer, without first obtaining approval from the Chairman of the Board. In no event shall such services conflict with the Executive's duty to the Corporation or adversely affect the Executive's judgment in the performance of his responsibilities. Executive shall remain free to engage in community, charitable, political and personal pursuits which do not interfere with his performance under this Agreement.

     2.   Compensation.  The Corporation agrees to pay the Executive during the
          ------------
Term of this Agreement a base salary as follows: $150,000 per annum, with the salary to be reviewed for increase on July 1, 1998, and annually on each July 1st thereafter during the Term of this Agreement. Salary increases are not guaranteed or automatic. The salary provided for in this Agreement shall be payable semi-monthly in accordance with the practices of the Corporation.

     3.   Discretionary Bonuses.    The Executive shall be entitled to
          ---------------------
participate in discretionary bonuses and incentive payments to the extent authorized and declared by the Board or its authorized representative. For any given calendar year, Executive shall be entitled to an annual performance bonus of up to 50% of

                                       2.

his base salary based upon the attainment of performance goals set by the Corporation.

     4.   Additional Benefits.
          -------------------

          a.   Participation in Executive Benefit Plans.  The Executive shall be
               ----------------------------------------
entitled to participate in any plan of the Corporation, as such plan may from time to time provide, relating to pension, thrift, deferred profit sharing, group insurance coverage, education or retirement or other supplemental Executive benefits that the Corporation may adopt for all of its executives as a group.

          b.   Fringe Benefits.  The Executive shall be entitled to participate
               ---------------
in any other program which may be or become applicable to the Corporation's executives, as such program may from time to time provide including a reasonable expense account, the payment of reasonable expenses for attending educational seminars and annual and periodic meetings of trade associations, and other benefits which are commensurate with the responsibilities and functions to be performed by the Executive under this Agreement.

     5.   Term.
          ----

          a.   Initial Term and Automatic Extension Termination of Prior
               ---------------------------------------------------------
Employment Agreement. The initial term of this Agreement shall be for one year
--------------------
commencing on January 1, 1998 and expiring on December 31, 1998 (the "Expiration Date"). On the Expiration Date and on each anniversary date of the Expiration Date thereafter, the Term of this Agreement shall be extended automatically by one additional year beyond the then current Expiration Date, unless either the Corporation or the Executive gives contrary written notice to the other not less than 45 days in advance of the date on which this Agreement would otherwise be extended. Reference herein to the "Term of this Agreement" shall refer to both the initial term and to the term as so extended. Section 9, entitled "Change in Control," Section 13, entitled "Confidential Information," and Section 14, entitled "Arbitration," shall survive the expiration of this Agreement.

          b.   Consequences of Non-Extension.  If this Agreement is not
               -----------------------------
extended, on the expiration of the Term of this

                                       3.

Agreement, the Executive shall be deemed to be employed by the Corporation for no specific term and the Executive's rights as an Executive of the Corporation shall be no less than those provided by the laws of the State of California and the laws of the United States; provided, however, that such post expiration employment may be terminated at any time by the Executive or by the Board, or its authorized representative, with or without cause by delivery to the Executive of a Termination Notice as defined in Section 7a hereof.

     6.   Voluntary Absences; Paid Vacation.  At such reasonable times as the
          ---------------------------------
Board, or its authorized representative, shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement. All such voluntary absences shall count as holidays, vacation time, floating holidays, sick leave, or other paid time off as specified in Corporation policy. The Executive shall be entitled to an annual paid vacation of twenty (20) days per year.

     7.   Termination of Employment.
          -------------------------

          a.   Termination by Corporation.  The Executive's employment under
               --------------------------
this Agreement may be terminated, with or without cause, at any time by the Board, or its authorized representative, by delivery to the Executive of a written notice (the "Termination Notice") of such termination. The Termination Notice shall state the effective date of such termination and whether such termination is for "cause," as defined in Section 7a(1), or without cause pursuant to Section 7a(2). Unless the Termination Notice states that the termination is for cause and states with reasonable particularity the cause, the termination shall be deemed to be without cause pursuant to Section 7a(2). In the event an arbitrator appointed pursuant to Section 13 of this Agreement determines that a purported termination for cause was in fact without proper cause, the termination shall nonetheless be effective, but the Executive shall be entitled to the severance payment pursuant to Section 7a(2) hereof.

               (1)  Termination by Corporation for Cause.  The Executive's
                    ------------------------------------
employment under this Agreement may be terminated at any time by the Board, or its authorized representative, for "cause," which shall include:

                                       4.

                    (a) The commission by the Executive of an act of willful and material misconduct in the performance of duties (including, but not limited to, the willful and material violation of any law, rule, regulation or cease and desist order applicable to the Executive or the Corporation or its insured subsidiaries), or an act which constitutes a conflict of interest with the Corporation or its stockholders, or a material breach of a fiduciary duty owed by the Executive;

                    (b) The Executive's breach of this Agreement, dishonesty resulting in enrichment of Executive at the expense of the company, incompetence, willful and material misconduct, habitual absence from work, failure to perform duties, or negligence in the performance of stated duties;

                    (c) The Executive's becoming physically or mentally incapable of performing the essential functions of his employment position, with or without reasonable accommodation, for a period in excess of the applicable leave entitlement, if any, mandated by Federal or State law; or

                    (d) Any criminal conviction of the Executive (other than for a minor traffic violation or similar offense), involving the property or business of the Corporation, or any criminal conviction which materially injures the Corporation s reputation or business

Prior to the Corporation relying on sections 7a(1)(a) and (b), Executive shall be given thirty (30) days advance notice of the claimed misconduct or breach and Executive shall have reasonable opportunity to cure said breach; provided, however, that no notice or cure period shall be required if Executive's misconduct involves fraud or dishonesty.

In the event of termination for cause under this Section 7a(1), the Executive shall have no right to receive compensation or other benefits under this Agreement for any period after such termination.

               (2)  Termination by Corporation Without Cause.  The Executive's
                    ----------------------------------------
employment under this Agreement may be terminated at any time by the Board, or its authorized

                                       5.

representative, without cause; provided, however, that unless the termination of this Agreement is for "cause," as set forth in Section 7a(1), or pursuant to Sections 7b, 7c, or 9, then, upon such termination, in addition to any benefits that had accrued to the date of termination but in lieu of any rights or benefits that would have accrued following such termination, the Executive shall be entitled, upon execution of a Severance Agreement and Release as provided in Exhibit A, to a lump sum severance payment of twelve (12) months salary.

          b.   Termination by the Executive. This Agreement and Executive's
               ----------------------------
employment may be terminated by the Executive at any time and for any reason upon 30 days written notice to the Corporation or upon such shorter period as may be agreed upon between the Executive and the Board subject, however, to the provisions contained in Section 13 and the Severance Plan provided in Exhibit B.

          c.   Termination by Death.  In the event of the death of the Executive
               --------------------
during the Term of this Agreement, the Executive's estate, or such person as the Executive may have previously designated in writing for group insurance purposes, shall be entitled to receive the salary due the Executive through the last day of the calendar month in which his death shall have occurred.

     8.   Disability.  If the Executive shall become disabled or incapacitated
          ----------
to the extent that he is unable to perform the essential functions of his employment position, with or without reasonable accommodation (as determined in accordance with applicable law), he shall be entitled to receive disability benefits of the type, if any, provided for other employees of the Corporation. In such event, when the Executive has been absent 90 calendar days in excess of utilized vacation and sick leave within a 120 calendar day period after the last day the Executive worked, any rights of the Executive to receive the salary provided in Section 2 of this Agreement shall be suspended until the Executive is able to resume regular performance of his duties.

     9.   Change in Control.  If during the Term of this Agreement, or within
          -----------------
one (1) year following the expiration of this Agreement and if Executive is employed by the Corporation, there is a "change in control," as hereinafter defined, of the

                                       6.

Corporation or Bay View Capital Corporation ("BVCC"), the Executive shall be entitled, upon execution of a Severance Agreement and Release as provided in Exhibit A, to a severance payment in the event the Executive's employment is terminated, other than for "cause" as set forth in Section 7a(1) or pursuant to Sections 7b (except as provided below), 7c or 7(d), within twenty-four (24) months after the change in control. The amount of this payment shall equal two hundred percent (200%) of the Executive's annual salary as of the date of termination and shall be in lieu of any severance payment that would be due Executive under Section 7a(2). Such termination or severance payment shall be in addition to all other amounts payable to the Executive pursuant to this Agreement. This termination or severance payment shall also be made in lieu of any severance payment that would be due Executive under section 7b in the case of a termination of employment by the Executive pursuant to Section 7b of this Agreement within twenty-four (24) months after a change in control because during such twenty-four (24) month period there has been a material diminution of or interference with the Executive's duties, responsibilities and benefits as Executive Vice President and Chief Operating Officer of the Corporation. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Executive, shall constitute such diminution or interference unless consented to in writing by the Executive: (i) a change in the principal workplace of the Executive to a location more than 25 miles from the Corporation's main office; (ii) a reduction or adverse change in the salary or benefits which had theretofore been provided to the Executive, other than as part of an overall program applied uniformly and with equitable effect to all members of senior management of the Corporation; or (iii) a change in Executive's title.

     Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

     The term "change in control" means (1) an event with respect to BVCC of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (2) if any

                                       7.

person (as the term is used in Sections 13(d) and 14(d) of the Exchange
Act) or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Corporation or BVCC representing 20% or more of the Corporation's or BVCC's outstanding securities; or (3) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Corporation or BVCC or a similar transaction in which the Corporation, BVCC, or a subsidiary of BVCC is not the resulting entity. The term "change in control" shall not include an acquisition of securities by an employee benefit plan of the Corporation or BVCC.

          10.  Successors and Assigns.  The terms, provisions, covenants, and
               ----------------------
conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Executive may not sell, assign, pledge, hypothecate or otherwise transfer this Agreement or any part thereof without the prior written consent of the Corporation. "Successors and assigns" shall mean, in the case of the Corporation, any successor pursuant to a merger, consolidation or sale or transfer of all or substantially all of the assets of the Corporation.

          11.  Indemnification.  The Corporation hereby agrees that the
               ---------------
Corporation shall indemnify the Executive to the fullest extent permitted by the Corporation's Bylaws and by Delaware corporate law.

          12.  Excise Taxes.  In the event it shall be determined that any
               ------------
payment or distribution by the Corporation or its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of the Agreement or otherwise, but determined without regard to any additional payments required under this Section
12) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes),

                                       8.

including, without limitations, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

          13.  Confidential Information
               ------------------------

               a.   Non-Disclosure.  Employee hereby agrees that, during the
                    ---------------
Term of this Agreement and thereafter, he will not disclose to any person, or otherwise use or exploit any of the proprietary or confidential information or knowledge, including without limitation, trade secrets, processes, records of research, proposals, reports, methods, techniques, customer lists and customers, computer software or programming, budgets or financial information, or other confidential information and/or trade secrets, regarding the Company, its businesses, properties or affairs obtained by him at any time prior to or subsequent to the execution of this Agreement, except to the extent required by his performance or assigned duties for the Company. Executive understands that proprietary or confidential information does not include any of the foregoing items which (i) have become publicly known or made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved, or (ii) are independently developed by the Executive without the use of proprietary or confidential information. In addition, Employee agrees not to divulge, publish or otherwise reveal, during the Term of this Agreement or thereafter, either directly or indirectly, or through another, to any person, firm or corporation, for competitive purposes, any knowledge or information or any facts concerning the methods and techniques used by the Company to conduct business, the names of customers and others who have relationships with the Company, or other confidential information and/or trade secrets used by the Company in the operation of its business. During the Term of this Agreement: (i) Employee agrees to disclose to the Company the identity and nature of any contacts with any person or entity soliciting from Employee disclosure of any such information or soliciting Employee's involvement in any business venture competitive with the Company; and (ii) Employee shall not conceal from or fail to disclose to the Company, or divert or exploit for his own personal profit or that of others, any business opportunity or other opportunity to acquire an interest in or a contractual relationship with any person or entity where such

                                       9.

person or entity is in the Company's line of business or where such contractual relationship would be considered a feasible and advantageous opportunity for the Company.

               b.   Return of Materials.  Upon termination of employment,
                    -------------------
Employee will deliver to the Company all tangible displays and repositories of process, records of research, proposals, reports, memoranda, computer software and programming, budgets and other financial information, and other materials or records or writings of any type (including any copies thereof) made, used or obtained by Employee in connection with his employment by the Company; provided, however, that documents relating to Employee's employment arrangements with the Company or his personal affairs shall be excluded from the provisions herein. Notwithstanding the foregoing, Employee will be entitled to have reasonable access to such property as is necessary for and in order to prosecute or defend any legal action or proceeding or to respond to a court or arbitration order.

               c. The Employee acknowledges that the restrictions contained in the foregoing paragraphs of this Section 12, in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable and substantial harm to the Company for which the Company does not have an adequate remedy at law, and the Employee therefore acknowledges that, in the event of his actual or threatened violations of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as damages and equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

               d. In the event that the Company believes that it is entitled to relief under this Section 13, Company will provide written notice to Employee specifying the nature of any alleged breach of this section. Company shall be obligated to discuss with Employee in good faith whether such breach has occurred and, if so, whether such breach can be cured. If Employee cures such breach within fifteen (15) days from the date of such

                                      10.

notice, Employee shall not be deemed to be in breach of this Section 13.

          14.  Arbitration.  Except as provided in Section 14c, the parties
               -----------
hereby agree that any controversy or dispute arising out of or relating to this Agreement shall be resolved pursuant to this Section 14.

               a.   Agreement to Negotiate.  Prior to submitting any
                    ----------------------
controversy, dispute or claim arising out of, or relating to, this Agreement to arbitration, the parties hereto agree to observe the following procedures:

                    (1) The party desiring to submit any such controversy, dispute or claim to arbitration (the "claimant") first shall give written notice thereof to the other party (the "recipient") setting forth in detail the pertinent facts and circumstances relating to such controversy, dispute or claim;

                    (2) The recipient shall have a period of fifteen (15) days in which to consider the controversy, dispute or claim which is the subject of the notice and to furnish in writing to the claimant a written statement of the recipient's position;

                    (3) Within seven (7) days of claimant's receipt of recipient's written statement, the parties shall meet in an effort to resolve amicably any differences which may exist and, failing such resolution, or the recipient's failure to provide timely statement of position, either or both of the parties shall have the right to submit the matter to arbitration.

               b.   Procedure for Arbitration.
                    -------------------------

                    (1) The parties hereby agree that to the extent allowable by law any controversy, dispute or claim arising out of, or relating to, this Agreement, or breach of this Agreement, including disputes concerning termination of this Agreement as well as those based upon alleged tort or unlawful acts including harassment or discrimination, shall be settled by arbitration in San Mateo, California. The parties hereby waive any right to a trial by court or jury. This agreement to arbitrate shall be specifically enforceable. Judgment upon any

                                      11.

award rendered by an arbitrator may be entered in any court having jurisdiction.

                    (2) Any demand for arbitration must be served on the other party within forty-five (45) days of the act or omission giving rise to the controversy, dispute or claim, except that the demand in writing may be made at a later date in accordance with the applicable statute of limitation for any statutory claim which allows a later date for the presentation of the claim.

                    (3) There shall be one impartial arbitrator chosen by the Corporation from a list procured from the California Mediation and Conciliation Service. The choice of arbitrator shall be subject to the Executive's approval.

                    (4) The arbitrator shall not extend, modify or suspend any of the terms of this Agreement except as required by law.

                    (5) The decision of the Arbitrator within the scope of the submission shall be final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder is hereby waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award.

                    (6) Executive agrees that such arbitration shall be the exclusive forum for any controversy, dispute or claim arising out of or relating to this Agreement, or breach or termination of this Agreement.

                    (7) The prevailing party in any such arbitration shall be entitled to recover his or its costs and expenses, including reasonable attorneys' fees, incurred in connection with such arbitration.

                    (8) The arbitrator shall issue a written opinion specifying factual and legal bases for the award.

          15.  General Provisions.
               ------------------

               a.   Notices.  Any notice, request, demand or other communication
                    -------
required or permitted hereunder shall be

                                      12.

deemed to be properly given when personally served in writing and when deposited in the United States mail, registered or certified, postage prepaid, addressed to the party at the last address supplied to the sending party by the addressed party.

               b.   Waiver.  The waiver by any party of a breach of any
                    ------
provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

               c.   Entire Agreement. Except as provided herein, this Agreement
                    ----------------
contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Corporation. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

               d.   Amendments.  No amendments or additions to this Agreement
                    ----------
shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

               e.   Paragraph Headings.  The paragraph headings used in this
                    ------------------
Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

               f.   Severability.  The provisions of this Agreement shall be
                    ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

               g.   Governing Law.  Except where federal law governs, this
                    -------------
Agreement is to be governed by and construed under the internal substantive laws of the State of California unless otherwise specified in this Agreement (and not under conflict of law principles) as such laws apply to contracts made and to be performed entirely in the State of California.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                                      13.

                         CONCORD GROWTH CORPORATION,



                         By:  /s/ Edward H. Sondker
                             ----------------------------
                             Edward H. Sondker
                             President and Chief Executive Officer


                         THE EXECUTIVE


                         /s/ Matthew L. Carpenter
                             ----------------------------
                             Matthew L. Carpenter

                                      14.